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CUSIP No. 127382 10 9            Schedule 13D                   Page  20  of  20

                                                                      EXHIBIT 24

                              POWER OF ATTORNEY

        Know all by these presents, that the undersigned hereby constitutes and appoints Janet L. Hennessy and Thomas H. Lauer, either signing singly, his/her true attorney-in-fact to:

        (1) execute for and on behalf of the undersigned Forms 3, 4, and 5; related to CADE INDUSTRIES, INC. in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

        (2) execute for and on behalf of the undersigned Schedules 13D and 13G; related to CADE INDUSTRIES, INC. in accordance with Section
             13 of the Securities Exchange Act of 1934 and the rules thereunder;

        (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete the execution of any such Form 3, 4, or 5 of Schedule 13D or 13G, and the timely filing of such forms with the United States Securities and Exchange Commission and any other authority; and

        (4) take any other acton of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that any document filed pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his/her discretion.

        The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary and proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his/her substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with any section of either the Securities Act of 1933 or the Securities Exchange Act of 1934.

        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of May 1995.

                                  Techno-Ventures Hong Kong Limited

                                  /s/  LYALL STUART
                                  --------------------------------
                                  By:  Lyall Stuart
                                  Title:  Director